UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2011 (August 17, 2011)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.2
EX-10.1

Item 1.01. Entry Into a Material Definitive Agreement.
     On August 17, 2011, Baker Hughes Incorporated (the “Company”) completed the previously announced private placement of $750 million in aggregate principal amount of its 3.20% Senior Notes due 2021 (the “Notes”). The Notes were issued in a transaction not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. The Notes were offered and issued only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S. The Company estimates that it will receive net proceeds of approximately $742 million from the offering, after deducting the discounts to the initial purchasers of the Notes and estimated expenses relating to the private placement. The Company expects to use a portion of the net proceeds from the private placement to redeem all of its outstanding 6.50% Senior Notes due 2013, of which an aggregate principal amount of $500 million is currently outstanding. The Company will use any remaining net proceeds for general corporate purposes, which could include funding ongoing operations, business acquisitions and repurchases of the Company’s common stock. The net proceeds of the offering may be invested temporarily in short-term marketable securities pending such usages.
     The Notes will mature on August 15, 2021 with interest payable semi-annually on February 15 and August 15 of each year, commencing February 15, 2012. The Notes are senior unsecured obligations and rank equal in right of payment to all of the Company’s existing and future senior indebtedness; senior in right of payment to any future subordinated indebtedness; and effectively junior to the Company’s future secured indebtedness, if any. The notes are structurally subordinated to all existing and future indebtedness and all other obligations of its subsidiaries. The Company may redeem, at its option, all or part of the Notes at any time prior to May 15, 2021 (the date three months prior to their stated maturity), at the applicable make-whole redemption prices plus accrued and unpaid interest to the date of redemption. The Company may redeem, at its option, all or part of the Notes on or after May 15, 2021 at 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption. The terms of the Notes are governed by an Indenture dated as of October 28, 2008 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of August 17, 2011 (the “Supplemental Indenture”), by and between the Company and the Trustee.
     The Indenture was filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 4.1 to the Company’s Current Report on Form 8-K on October 29, 2008 and is incorporated into this Item 1.01 by reference, and the Supplemental Indenture, including the form of the Notes, is filed herewith as Exhibit 4.2 and incorporated into this Item 1.01 by reference. The descriptions of the Indenture and the Supplemental Indenture contained herein are qualified in their entirety by the full text of such exhibits.
     Also on August 17, 2011, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of a group of initial purchasers, in connection with the Company’s private placement of the Notes.
     Under the Registration Rights Agreement, the Company agreed to file a registration statement with the Commission with respect to an offer to exchange the Notes for substantially identical notes (other than with respect to restrictions on transfer or to any increase in annual interest rate) that are registered under the Securities Act and the Company agreed to use its reasonable best efforts to cause the exchange offer registration statement to become effective and complete the exchange offer by August 17, 2012. The Company will be obligated to pay additional interest if it fails to comply with its obligations to register the Notes within the specified time periods.
     The Registration Rights Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.
     Certain of the initial purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates in the ordinary course of business. Specifically, affiliates of each of the initial purchasers serve various roles in the Company’s credit facility.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated October 28, 2008, between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Baker Hughes’ Current Report on Form 8-K filed on October 29, 2008).

4.2	First Supplemental Indenture dated August 17, 2011 between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of the Notes).

10.1	Registration Rights Agreement dated August 17, 2011 among Baker Hughes Incorporated and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Date: August 23, 2011	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Indenture, dated October 28, 2008, between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Baker Hughes’ Current Report on Form 8-K filed on October 29, 2008).

4.2	First Supplemental Indenture dated August 17, 2011 between Baker Hughes Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of the Notes).

10.1	Registration Rights Agreement dated August 17, 2011 among Baker Hughes Incorporated and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein.